UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
Knight Fuller, Inc.
(Exact name of Registrant as specified in its Charter)
Delaware
(State or other Jurisdiction of Incorporation)
333-87968	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)
3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)
818-559-4333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (See General Instruction 1.2 below.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective November 15, 2005, Knight Fuller, Inc. (the “Company”) engaged Stonefield Josephson, Inc. (the “Auditor”) as its independent auditors to audit its financial statements for the year ended June 30, 2006, and for the quarterly financial statements of that period. The Board of Directors of the Company approved the appointment of the Auditor.

Prior to such engagement, the Company did not consult with the Auditor regarding either (i) the application of accounting principles to a specific, completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor advice was provided to the Company that the Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2005	KNIGHT FULLER, INC. By: /s/ Howard Livingston Howard Livingston, Chief Financial Officer